Exhibit 21

Subsidiaries of Denny's Corporation

Name	State of Incorporation
Denny's Holdings, Inc. .........................................................................................................................................................	New York
Denny's Inc. ............................................................................................................................................................................	California
DFO, LLC .................................................................................................................................................................................	Delaware
Denny's Realty, LLC ..............................................................................................................................................................	Delaware